Bank of America, N.A.

EXHIBIT 10.10

Promissory Note

Date: July 17, 2003	Amount: $18,000,000	Maturity Date: July 17, 2008

Bank:	Borrower:

Bank of America, N.A.	Fountain Powerboats, Inc.
NC7-002-02-01	1653 Whichards Beach Road
One Hannover Square, Suite 201	Washington, North Carolina 27889
Raleigh, North Carolina 27601

Wake County, North Carolina	Beaufort County, North Carolina

(Street address including county)	(Name and street address, including county)

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Eighteen Million and no/100’s Dollars ($18,000,000), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1. Rate. The interest rate on this Note (the “Rate”) shall be a rate per year equal to The Wall Street Journal LIBOR One Month Floating Rate plus the Applicable Margin as defined below.

(a)	The Wall Street Journal LIBOR One Month Floating Rate is a fluctuating rate of interest equal to the one month London interbank offered rate as published in the “Money Rates” section of The Wall Street Journal (or, if such source is not available, such alternate source as determined by the Bank), as adjusted from time to time in the Bank’s sole discretion for reserve requirements, deposit insurance assessment rates and other requlatory costs (the “Index”). Any change in the rate will take effect on the effective date as indicated in The Wall Street Journal. Interest will accrue on any non-banking day at the rate in effect on the immediately preceding banking day.

(b)	The Applicable Margin is the percent per annum set forth below, based on the Borrower’s Funded Debt to EBITDA Ratio, as defined in the Financial Covenants section of the Loan Agreement executed by the Borrower and the Bank on the date hereof (the “Loan Agreement”), as set forth in the most recent compliance certificate received by the Bank.

Funded Debt to EBITDA Ratio	Applicable Margin
Less than or equal to 1.74 to 1.00*	1.90%*
1.75 to 1.00, but less than 2.50 to 1.00	2.10%
2.50 to 1.00, but less than 3.76 to 1.00	2.25%
Greater than or equal to 3.76 to 1.00	2.50%

(c)	The Applicable Margin will be determined from the Borrower’s most recent quarterly compliance certificate received by the Bank, as required by the Loan Agreement. The Applicable Margin will be in effect from the first day of the month following the receipt of that certificate until the first day of the month following receipt of the next quarterly compliance certificate. If any quarterly compliance certificate is not delivered on time, the Applicable Margin from the date such certificate was due until the Bank receives it will be the highest level set forth above. Notwithstanding any other provision of this Note, from the date hereof to the first anniversary of this Note, the Applicable Margin shall be deemed to be 2.25%.

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of North Carolina; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

*	The Applicable Margin at this level shall be available only to the extent that the ratio of Total Liabilities to Tangible Net Worth (as determined pursuant to Section 4 of the Loan Agreement) does not exceed 1.50 to 1.00.

2. Accrual Method. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. Intentionally deleted

4. Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

(a) Principal and Interest. Principal and interest shall be paid in consecutive installments as set forth in Schedule 1 attached hereto, payable monthly, commencing on August 11, 2003, and continuing on the same day of each successive month thereafter, with a final payment of all unpaid principal and interest due thereon on July 17, 2008. If, on any payment date, accrued interest exceeds the installment amount set forth above, Borrower will also pay such excess as and when billed.

(b) Mandatory Prepayments. In addition to the required payments of principal of the Loan set forth above in this Section 4, the Borrower shall make a mandatory prepayment of the principal amount of the Note annually in an amount equal to fifty percent (50%) of the Borrower’s Excess Earnings After Debt Service. Each such prepayment is to be made within fifteen days of the issuance of the Borrower’s annual financial statements as required by the Loan Agreement, but in no event later than 120 days after the close of the Borrower’s fiscal year. The term “Excess Earnings After Debt Service” means, with respect to each fiscal year of the Borrower, Cash Flow (as defined in the Loan Agreement) less Debt Service. The term “Debt Service” means, with respect to each fiscal year of the Borrower, the sum of the scheduled principal payments during such fiscal year, plus interest expense during such fiscal year, plus the principal portion of scheduled capital lease payments during such fiscal year.

5. Intentionally deleted.

6. Automatic Payment. The Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower’s account number 000694517459. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7. Waivers, Consents and Covenants. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an “Obligor” and collectively “Obligors”) and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the “Loan Documents”); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank’s rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank’s rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney’s fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable; Provided, however, Brunswick Corporation shall not be subject to the foregoing provisions of this Section 7, it being the intent of the parties that any such waivers, consents and covenants of Brunswick Corporation shall be set forth in the Guaranty Agreement executed by Brunswick Corporation and dated as of the date of this Note.

8. Prepayments. Other than the mandatory prepayments required in Section 4 above, the Borrower may not prepay the Loan except as hereinafter provided. The Borrower may make voluntary partial prepayments of principal of this Note from time to time from the cash flow of the Borrower. The Borrower may prepay the balance of this Note in full (but not in part) at any time provided that: (i) The Bank shall have received from the Borrower prior written notice of the Borrower’s intent to prepay and the date on which prepayment will be made, (ii) the prepayment shall be in the amount of 100% of the outstanding principal due under this Note, plus accrued and unpaid interest thereon to the date of prepayment, plus any other sums which have become due to the Bank under the Loan Documents on or before the date of prepayment but have not been paid, and plus the Make-Whole Amount (as defined herein). The “Make-Whole Amount” shall equal (i) if the date of prepayment occurs on or before the date that is one year after the date hereof, one percent (1%) of the unpaid balance due under this Note on the day before the date of prepayment; and (ii) if the date of prepayment occurs after the date that is one year after the date hereof, one-half of one percent (0.50%) of the unpaid balance due under this Note on the day before the date of prepayment. Nothing herein shall be deemed to alter or affect any obligations that the Borrower may have to the Bank under any Swap Agreements (as defined in the Loan Agreement).

9. Delinquency Charge. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of the unpaid portion of any payment that is more than fifteen days late. Unless the terms of this Note call for repayment of the entire balance of this Note (both principal and interest) in a single payment and not for installments of interest or principal and interest, the 4% delinquency charge may be imposed not only with respect to regular installments of principal or interest or principal and interest, but also with respect to any other payment in default under this Note (other than a previous delinquency charge), including without limitation, a single payment of principal due at the maturity of this Note. In the event any installment, or portion thereof, is not paid in a timely manner, subsequent payments will be applied first to the past due balance (which shall not include any previous delinquency charges), specifically to the oldest maturing installment, and a separate delinquency charge will be imposed for each payment that becomes due until the default is cured.

10. Events of Default. The following are events of default hereunder: (a) the failure of Borrower to make any payment of principal, interest or any fees due under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to perform or observe any covenant set forth in Section 4.A., 4.C., 4.H., or Section 5 of the Loan Agreement; (c) the failure of the Borrower or any other Obligor to perform or observe any covenant, agreement or provision of the Loan Documents (other than as described in clauses (a) and (b) above) and such failure shall continue for 30 or more days after the earlier of receipt of notice of such failure by the Borrower from the Bank or an officer of the Borrower becoming aware of such failure, (d) the failure to pay or perform any other material obligation, liability or indebtedness of any Obligor other than Brunswick Corporation to any other party, and such failure shall continue for 30 or more days after receipt of notice of such failure from the Bank; (e) the death of any Obligor (if an individual); (f) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor; (g) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any substantial part of the property of, the assignment for the benefit of creditors by, or the filing of a petition under any bankruptcy, insolvency or debtor’s relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor and, if filed against any Obligor, such petition is not dismissed within 60 days; (h) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise in connection herewith is or was, when it was made, untrue or materially misleading; (i) the entry of a judgment against any Obligor which has had or is reasonably likely to have a Material Adverse Effect (as defined in the Loan Agreement); (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor if such event has had or is reasonably likely to have a Material Adverse Effect (as defined in the Loan Agreement); (k) any Obligor asserts the invalidity of any Loan Document or security interest, or (l) any event occurs under any guaranty of this Note which, pursuant to the express terms of such guaranty, permits Bank to demand immediate payment by the Obligor under such guaranty.

11. Remedies upon Default. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank’s discretion up to a rate of interest per annum which shall be two percent (2%) above the Rate set forth in Section 1 above (the “Default Rate”). The provisions herein for a Default Rate and a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Obligors a right to cure any default. At Bank’s option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor other than Brunswick Corporation (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor other than Brunswick Corporation), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

12. Non-Waiver. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank’s rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

13. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of North Carolina. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors (other than Brunswick Corporation), and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of North Carolina or the United States located within the State of North Carolina and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law. Notwithstanding the foregoing, however, in the event Brunswick Corporation succeeds to the rights of the Bank as the holder of this Note, any suit, action or proceeding brought in connection with or arising out of this Note shall be brought solely in the Federal Courts of the Northern District of Illinois or, if such court lacks jurisdiction, in the State Court located in Lake County, Illinois.

14. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

16. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF (“J.A.M.S.”), AND THE “SPECIAL RULES” SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION. FOR THE PURPOSES OF THIS ARBITRATION PROVISION ONLY, THE TERM “PARTIES”, AS IT RELATES TO LENDER, SHALL INCLUDE ANY PARENT CORPORATION, SUBSIDIARY OR AFFILIATE OF BANK INVOLVED IN THE SERVICING, MANAGEMENT OR ADMINISTRATION OF ANY OBLIGATION DESCRIBED OR EVIDENCED BY THIS AGREEMENT.

A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER’S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. NOTWITHSTANDING THE FOREGOING, HOWEVER, IN THE EVENT BRUNSWICK CORPORATION SUCCEEDS TO THE RIGHTS OF THE BANK AS THE HOLDER OF THIS NOTE, THE ARBITRATION SHALL BE CONDUCTED IN LAKE COUNTY, ILINOIS. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.

Borrower:

FOUNTAIN POWERBOATS, INC.

By /s/ Reginald M. Fountain, Jr.

Name: Reginald M. Fountain, Jr.

Title: Chairman, CEO and President

Attest (If Applicable)

[Corporate Seal]

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